Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement No. 333-121005 of Simtek Corporation on Form S-8 of our report, dated January 18, 2005, appearing in this Annual Report on Form 10-KSB of Simtek Corporation for the year ended December 31, 2004.




HEIN & ASSOCIATES LLP

Denver, Colorado
March 16, 2005